Exhibit 99.8

HERITAGE FINANCIAL CORPORATION
2014 OMNIBUS EQUITY PLAN
[201_] CASH INCENTIVE AWARD AGREEMENT
The Participant specified below has been granted a cash incentive award (the “Award”) by HERITAGE FINANCIAL CORPORATION, a Washington corporation (the “Company”), under the HERITAGE FINANCIAL CORPORATION 2014 OMNIBUS EQUITY PLAN (the “Plan”). The Award shall be subject to the terms of the Plan and the terms set forth in this Cash Incentive Award Agreement (“Award Agreement”).
Section 1.Award. The Company has granted to the Participant the Award, which represents the right of the Participant to receive a cash payment based upon the attainment of the “Performance Metrics” set forth in Exhibit A. This Award is intended to constitute “performance-based compensation,” as defined in Code Section 162(m) and this Award and actions of the Committee shall be limited to the extent necessary to comply with the requirements of Code Section 162(m). It is the intent of the parties that this Award is interpreted to be an award under the Company’s [201_] Management Incentive Plan (“MIP”); provided however, that in the event of a conflict in the language or terms of the Plan or the MIP, the Plan shall control.
Section 2.    Terms of Cash Incentive Award.  The following words and phrases relating to the Award have the following meanings:
(a)    The “Participant” is ______________________________.
(b)    The Award date is ______________________. (such date must be no later than the earlier of: (a) the 90th day of the Performance Period or (b) the date as of which 25% of the Performance Period has elapsed and must be a date on which the outcome of the Performance Metrics are substantially uncertain)
(c)    The “Performance Period” is calendar year [201_].
(d)    The Participant’s “Target Award” is __ % of Participant’s base salary as of the first day of the Performance Period.
Except for words and phrases otherwise defined in this Award Agreement, any capitalized word or phrase in this Award Agreement has the meaning set forth in the Plan.
Section 3.    Determination of Award; Certification.
(a)    Following the completion of the Performance Period, the Committee will determine the extent to which the Performance Metrics have been achieved or exceeded. If the minimum Performance Metrics established by the Committee are not achieved, then no payment will be made.
(b)    To the extent that the Performance Metrics are achieved, the Committee must certify in writing (which may include minutes of the meeting at which it is certified), in accordance with the requirements of Code Section 162(m), the extent to which the Performance Metrics have been achieved and will then determine, in accordance with the prescribed formula, the amount of the Award.

(c)    In determining the amount of the Award, the Committee may reduce or eliminate the amount of an Award by applying negative discretion if, in its sole discretion, such reduction or elimination is appropriate.
(d)    In no event may the amount of an Award for any calendar year exceed the maximum award level provided in Section 3.3(c) of the Plan, except to the extent the Committee determines to pay an amount that does not qualify as “performance-based compensation” under Code Section 162(m).
(e)    The payment of the Award shall be made pursuant to the MIP, but no earlier than the date of certification or later than two and one-half (2½) months following the year in which it is earned.
Section 4.    Adjustments. The Committee is authorized, in its sole discretion, to adjust or modify the calculation of a Performance Metric for the Performance Period in connection with any one or more of the following events:
(a)    asset write-downs;
(b)    litigation or claim judgments or settlements;
(c)    the effect of changes in tax laws, accounting standards or principles, or other laws or regulatory rules affecting reporting results;
(d)    any reorganization and restructuring programs;
(e)    any event that is reflected on the income statement of the Company or a Subsidiary as unusual in nature or infrequent in occurrence as in accordance with Generally Accepted Accounting Principles (“GAAP”); and
(f)    acquisitions or divestitures.
Except as the Committee may otherwise determine, no adjustment may be made if the effect would be to cause an Award to fail to qualify as performance-based compensation under Section 162(m).
Section 5.    Withholding.  All payments hereunder shall be subject to withholding of all applicable taxes.
Section 6.    Non-Transferability of Award. The Award, or any portion thereof, is not transferable except as designated by the Participant by will or by the laws of descent and distribution or pursuant to a domestic relations order.

Section 7.    Heirs and Successors.  This Award Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and any person acquiring all or substantially all of the Company’s assets or business. If any rights of the Participant or benefits distributable to the Participant under this Award Agreement have not been settled or distributed at the time of the Participant’s death, such rights shall be settled for and such benefits shall be distributed to the Designated Beneficiary in accordance with the provisions of this Award Agreement and the Plan. The “Designated Beneficiary” shall be the beneficiary or beneficiaries designated by the Participant in a writing filed with the Committee in such form as the Committee may require. The Participant’s designation of beneficiary may be amended or revoked by the Participant in accordance with any procedures established by the Committee. If a Participant fails to designate a beneficiary, or if the Designated Beneficiary does not survive the Participant, any benefits that would have been provided to the Participant shall be provided to the legal representative of the estate of the Participant. If a Participant designates a beneficiary and the Designated Beneficiary survives the Participant but dies before the provision of the Designated Beneficiary’s benefits under this Award Agreement, then any benefits that would have been provided to the Designated Beneficiary shall be provided to the legal representative of the estate of the Designated Beneficiary.
Section 8.    Administration.  The authority to manage and control the operation and administration of this Award Agreement and the Plan shall be vested in the Committee, and the Committee shall have all powers with respect to this Award Agreement as it has with respect to the Plan. Any interpretation of this Award Agreement or the Plan by the Committee and any decision made by the Committee with respect to this Award Agreement or the Plan shall be final and binding on all persons.
Section 9.    Plan Governs. Notwithstanding any provision of this Award Agreement to the contrary, this Award Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the Company. This Award Agreement shall be subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time. Notwithstanding any provision of this Award Agreement to the contrary, in the event of any discrepancy between the corporate records of the Company and this Award Agreement, the corporate records of the Company shall control.
Section 10.    Not an Employment Contract. Neither the Award nor this Award Agreement shall confer on the Participant any rights with respect to continuance of employment or other service with the Company or a Subsidiary, nor shall they interfere in any way with any right the Company or a Subsidiary may otherwise have to terminate or modify the terms of the Participant’s employment or other service at any time.
Section 11.    Amendment.  Without limitation of Section 14 and Section 15 below, this Award Agreement may be amended in accordance with the provisions of the Plan, and may otherwise be amended in writing by the Participant and the Company without the consent of any other person.
Section 12.    Governing Law. This Award Agreement, the Plan and all actions taken in connection herewith and therewith shall be governed by and construed in accordance with the laws of the State of Washington, without reference to principles of conflict of laws, except as superseded by applicable federal law.
Section 13.    Validity. If any provision of this Award Agreement is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Award Agreement shall be construed and enforced as if such illegal or invalid provision had never been included herein.

Section 14.    Section 409A Amendment. The Award is intended to be exempt from Code Section 409A and this Award Agreement shall be administered and interpreted in accordance with such intent. The Committee reserves the right to unilaterally amend this Award Agreement without the consent of the Participant in order to maintain an exclusion from the application of, or to maintain compliance with, Code Section 409A; and the Participant hereby acknowledges and consents to such rights of the Committee.
Section 15.    Clawback. The Award and any amount or benefit received under the Plan shall be subject to potential cancellation, recoupment, rescission, payback, or other action in accordance with the terms of any applicable Company or Subsidiary clawback policy (the “Policy”) or any applicable law, as may be in effect from time to time. The Participant hereby acknowledges and consents to the Company’s or a Subsidiary’s application, implementation, and enforcement of (a) the Policy and any similar policy established by the Company or a Subsidiary that may apply to the Participant together with all other similarly situated participants, whether adopted prior to or following the date of this Award Agreement and (b) any provision of applicable law relating to cancellation, rescission, payback, or recoupment of compensation, and agrees that the Company or a Subsidiary may take such actions as may be necessary to effectuate the Policy, any similar policy, and applicable law, without further consideration or action.

IN WITNESS WHEREOF, the Company has caused this Award Agreement to be executed in its name and on its behalf, and the Participant acknowledges understanding and acceptance of, and agrees to, the terms of this Award Agreement, all as of the Grant Date.

HERITAGE FINANCIAL CORPORATION
By:
Print Name:
Title:

PARTICIPANT

Print Name:

Exhibit A
Cash Incentive Award – [201_] Plan Year
If actual [___] is below the Minimum for the [201_] Plan Year, the Cash Incentive Award with respect to the [___] Metric shall be 0% of the Participant’s Target Award. If actual [___] is at the Minimum for the [201_] Plan Year, the Cash Incentive Award with respect to the [___] Performance Metric shall be [__%] of the Target Award. If actual [___] is at the Target for the [201_] Plan Year, the Cash Incentive Award with respect to the [___] Performance Metric shall be [__%] of the Participant’s Target Award. If actual [___] is at [or above] the Maximum for the [201_] Plan Year, the Cash Incentive Award with respect to the [___] Performance Metric shall be [__%] of the Participant’s Target Award. If actual [___] is between the Minimum and the Target or the Target and the Maximum for the [201_] Plan Year, the Cash Incentive Award shall be determined based upon linear interpolation. [Subject to the calendar year limitation set forth in Section 3.3(c) of the Plan, if actual [___] above the Maximum for the [201_] Plan Year, the Cash Incentive Award shall be determined based upon linear extrapolation.]
The Cash Incentive Award with respect to the other Performance Metrics, if any, shall be calculated in the same manner (as described in the immediately preceding paragraph) as the Cash Incentive Award with respect to the [___] Performance Metric.
[201_] Plan Year Performance Criteria and Cash Incentive Percentages

Performance Metric	Weighting	Minimum	Target	Maximum	Actual Performance Result	Achievement Percentage
[___]	[___]	$__.__	$__.__	$__.__	$__.__	____%
[___]	[___]	__%	__%	__%	__%	____%
[___]	[___]	__%	__%	__%	__%	____%
Total [201_] Plan Year Cash Incentive Award Amount as a percentage of the Target Award						____%

Cash Incentive Award Opportunities (as % of Target Award)

	[___] ([___]%)	[___] ([___]%)	[___] ([___]%)
Minimum	__%	__%	__%
Target	__%	__%	__%
Maximum [or above]	__%	__%	__%